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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)               October 13, 2000


                       DONALDSON, LUFKIN & JENRETTE, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


           1-6862                                      13-1898818
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   (Commission File Number)                         (I.R.S. Employer
                                                  (Identification No.)


  277 Park Avenue, New York, New York                     10172
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(Address of principal executive office)                 (Zip Code)

       Registrant's telephone number, including area code: (212) 892-3000





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Item 2.     ACQUISITION OR DISPOSITION OF ASSETS

         On September 8, 2000, a Tender Offer Statement on Schedule TO, as amended on September 19, 2000, October 6, 2000 and October 10, 2000 was filed with the Securities and Exchange Commission by Diamond Acquisition Corp. (the "Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("CSG"). The Schedule TO relates to the offer by the Purchaser to purchase all outstanding shares of common stock of the series designated Donaldson, Lufkin & Jenrette, Inc.- DLJ Common Stock, par value $.10 per share (the "Shares"), of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), at a purchase price of $90.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 8, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"). The expiration date of the Offer is midnight New York City time on November 2, 2000.

         Assuming satisfaction of each of the conditions to the Offer, on November 3, 2000 the Purchaser will accept for payment Shares tendered pursuant to the Offer and purchase all of the Shares held by AXA, S.A. (the Company's ultimate parent) and certain of its affiliates. A CSG subsidiary will merge with the Company, and the Company will become a subsidiary of Credit Suisse First Boston, Inc. ("CSFB"). In connection with the foregoing, CSFB expects to transfer all of the outstanding shares of Credit Suisse First Boston Corporation, a U.S. registered broker dealer ("CSFB Corp.") to the Company and CSFB Corp. will become a wholly owned subsidiary of the Company.

         Following receipt of regulatory approvals, the Company and CSG undertook certain steps to integrate their businesses. In this regard, and in anticipation of the expected completion of the foregoing described transactions, the parties initiated a series of transfers beginning on October 6, 2000, including the following: (i) the Company and certain subsidiaries transferred to CSFB Corp. and certain affiliates the consolidated proprietary institutional equities (other than derivatives) and the consolidated proprietary fixed income portfolios (other than the high yield, derivatives, mortgage whole loan and senior debt portfolios) of the Company and certain of its subsidiaries and (ii) CSFB Corp. transferred to the Company and certain subsidiaries the proprietary high yield portfolio of CSFB Corp. and certain affiliates. In connection with (i) and (ii) above, CSFB Corp. and certain affiliates made an aggregate net cash payment of approximately $4.5 billion to the Company and its subsidiaries. The Company and CSG also seconded certain of their respective subsidiaries' employees in connection with the foregoing.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                            Donaldson, Lufkin & Jenrette, Inc.

                              /s/ ANTHONY F. DADDINO
                            -----------------------------------------
                            Anthony F. Daddino
                            EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER



October 26, 2000